FORM NSAR
Q77.O Transactions effected pursuant to Rule 10F3

Fidelity Trend Fund

Series Number	Fund	Trade Date	Settle Date	Security Name:	Size of Offering:	Aggregate Offering Value	Price:	Shares Purchased	Transaction Value	Underwriter Fidelity Purchased From	Underwriting Members:(1)	Underwriting Members:(2)	Underwriting Members:(3)	Underwriting Members:(4)	Underwriting Members:(5)	Underwriting Members:(6)
1	Trend Fund	28-Jan-00	02-Feb-00	SBA Communications	9,000,000	243,000,000	27.00	167,000	4,509,000	Lehman Brothers Inc.	Lehman Brothers Inc.	Deutsche Bank Securities Inc.	Salomon Smith Barney, Inc.	Raymond James & Associates, Inc.	Fidelity Capital Markets	0
1	TREND FUND	05-Apr-00	10-Apr-00	Ulticom	4,250,000	55,250,000	13.00	200	2,600	LEHM	Lehman Brothers	Chase H&Q	US Bancorp Piper Jaffrey	Fid Capital MKTS	0	0
1	TREND FUND	26-Jun-00	30-Jun-00	Stratos Lightwave	8,750,000	183,750,000	21.00	600	10,500	LEHM	Lehman Brothers	CIBC World Mkt.	US Bancorp	Robert Baird	Tucker Anthony	Fid. Capital Markets
1	TREND FUND	15-Feb-00	18-Feb-00	Chordiant Software	4,500,000	81,000,000	18.00	300	88,200	RSSF	FleetBoston Robertson Stephens Inc.	Dain Rauscher Incorporated	Thomas Weisel Partners LLC	0	0	0
1	TREND FUND	10-Feb-00	15-Feb-00	Xcare.net, Inc.	5,000,000	90,000,000	18.00	400	1,800	RSSF	FleetBoston Robertson Stephens Inc.	SG Cowen Securities Corporation	E*Offering Corp.	Advest, Inc.	0	0
1	TREND FUND	03-Feb-00	09-Feb-00	Dobson Communications Corporation	25,000,000	550,000,000	22.00	2,000	44,000	LEHM	Lehman Brothers Inc.	Salomon Smith Barney Inc.	Banc of America Securities LLC	Deutsche Bank Securities Inc.	Goldman, Sachs & Co.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
1	TREND FUND	04-Feb-00	09-Feb-00	FirePond, Inc.	5,000,000	110,000,000	22.00	300	44,000	RSSF	FleetBoston Robertson Stephens Inc.	Dain Rauscher Incorporated	SG Cowen Securities Corporation	E*Offering Corp.	0	0
1	TREND FUND	03-Feb-00	09-Feb-00	Therma Wave, Inc.	9,000,000	180,000,000	20.00	600	224,000	LEHM	Banc of America Securities LLC	Lehman Brothers Inc.	Fidelity Capital Markets	0	0	0
1	TREND FUND	12-Apr-00	18-Apr-00	Nuance	4,400,000	74,800,000	17.00	700	34,000	GSCO	Goldman Sachs	Thomas Weisal Ptn.	Dain Rauscher Wessel	Wit Sondview	Fid. Capital MKTS	0
1	TREND FUND	07-Apr-00	12-Apr-00	MCK Communications	3,000,000	120,000,000	40.00	78,000	3,120,000	RSSF	Robertson Stephens	Chase H&Q	Dain Rauscher Wessels	US Bancorp Piper Jaffrey	Fid. Capital MKTS	0
1	TREND FUND	12-May-00	17-May-00	SEQUOIA SOFTWARE CORP	4,200,000	33,600,000	8.00	900	15,200	LEHM	Lehman Brothers	SG Cowen	Wit Sound View	Fidelity Capital Markets	0	0